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EXHIBIT 21 - - Subsidiaries of the Registrant



               As of September 23, 1999, SBS Technologies, Inc. has the following subsidiaries:

               Name                                    State of Incorporation
               ----                                    ----------------------

               SBS Technologies, Inc., Telemetry and
                    Communications Products            California, USA

               SBS Technologies, Inc., Modular I/O     California, USA

               SBS Technologies, Inc., Embedded
                    Computers                          New Mexico, USA

               SBS Technologies, Inc., Connectivity
                    Products                           Minnesota, USA

               SBS Technologies, Inc., Industrial
                    Computers                          California, USA

               SBS Technologies, Inc., Embedded
                    PPC Products                       California, USA

               SBS Technologies, Inc., Foreign
                    Holding Company                    Nevada, USA

               SBS Technologies Holding GmbH           Germany

               ORTEC Electronic Assembly GmbH          Germany

               SBS OR Computers Verwaltungs GmbH       Germany

               SBS Technologies Europe GmbH            Germany

               SBS OR Industrial Computers
                    GmbH & Co. KG                      Germany